10f-3 Transactions Summary*
* Evergreen Compliance Department
has on file a checklist
signed by the portfolio manager
and a compliance manager
stating that the transaction fully
 complies with the conditions
of Rule 10f-3 of the Investment
Company Act of 1940.


Fund
Utilities and High Income Fund
Security
Lamar Advertising 6 5/8  8/15
Advisor
EIMCO
Transaction
 Date
10/1/07
Cost
"$120,000"
Offering Purchase
0.04%
Broker
BNP Paribas
Underwriting
Syndicate
Members
BNY Capital Markets
Caylon Securities USA Inc.
Royal Bank of Scotland

Fund
Utilities and High Income Fund
Security
Dupont Fabros Technology
Advisor
EIMCO
Transaction
 Date
10/19/07
Cost
"$783,930"
Offering Purchase
0.02%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
UBS Investments
Citi
KeyBanc Capital Markets
Wachovia Securities

Fund
Utilities and High Income Fund
Security
Williams Pipeline Partners L.P.
Advisor
EIMCO
Transaction
 Date
1/22/08
Cost
"50,000"
Offering Purchase
0.31%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Lehman Brothers
Citi
Merrill Lynch & Co
Wachovia Securities